EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-18981, 333-18983, 333-18985, 333-18987, 333-18989, 333-29153, 333-63493, 333-36646, 333-46126 and 333-67710 all on Forms S-8 of SRS Labs, Inc., of our report dated February 24, 2006, appearing in SRS Labs, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.

BDO SEIDMAN, LLP

/s/ BDO SEIDMAN, LLP

Costa Mesa, California

March 23, 2006